HomeStreet Announces Partial Sale of Mortgage Servicing Rights
SEATTLE - July 3, 2018 - (BUSINESS WIRE) - HomeStreet, Inc. (Nasdaq:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), announced today that the Bank has executed a definitive agreement to sell a portion of its single family mortgage servicing rights. The transaction provides for the sale of the rights to service approximately $4.9 billion in total unpaid principal balance of single family mortgage loans serviced for both Fannie Mae and Freddie Mac, which represents approximately 20% of HomeStreet’s total single family mortgage loans serviced for others as of March 31, 2018. In conjunction with the sale of servicing, the Bank also expects to transfer an estimated $27.2 million of related deposit balances to the purchaser.
“The sale of this portfolio of mortgage servicing rights is part of our ongoing balance sheet and capital management,” said Mark K. Mason, HomeStreet Chairman, President, and CEO. “This sale will provide regulatory capital relief to support the continued growth of our Commercial and Consumer Banking business. Risk management results will also be improved through reduced convexity costs in the remaining mortgage servicing rights portfolio. Retaining servicing on most of our mortgage loans we originate and sell is an important part of our mortgage banking strategy to which we remain committed. This strategy has historically been a competitive advantage and these assets have generated strong returns on equity through the cycle.”
The physical transfer of servicing from the Bank is scheduled to be completed by August 16, 2018, and is subject to customary conditions. HomeStreet will continue to service the loans between the closing date and the final transfer date.

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank, and their operations, performance and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements regarding the Company’s anticipated future performance and financial condition, including statements regarding the expected improvement of capital ratios and convexity risk, as well as the expected closing of the transaction, which remains subject to certain conditions, are forward looking in nature and are subject to many other factors, including changes in market conditions, that may impact our ability to meet our expectations. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. You should consider, among other things, the risk factors included in our periodic reports filed with the Securities and Exchange Commission, including but not limited to our most recent Quarterly Report on Form 10-Q for the second quarter of this year. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

HomeStreet, Inc.

Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

or

Media Relations:
Michael Brandt, 206-876-5506
michael.brandt@homestreet.com

www.homestreet.com/newsroom
Source: HomeStreet, Inc.